                                                                    Exhibit 10.3



                           EMPLOYEE BENEFITS AGREEMENT



                                 by and between



                          BRISTOL-MYERS SQUIBB COMPANY



                                       and

                              ZIMMER HOLDINGS, INC.




                              Dated as of [ ], 2001


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                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.     Definitions.................................................1


                                   ARTICLE II

                               GENERAL PRINCIPALS

Section 2.01.  Assumption of Liabilities......................................8
Section 2.02.  Employment-Related Claims......................................8
Section 2.03.  Amendment and Termination of Zimmer Plans......................9
Section 2.04.  Service Credit.................................................9
Section 2.05.  Continuity of Employment.......................................9
Section 2.06.  Expatriates...................................................10
Section 2.07.  Collective Bargaining Agreements..............................10
Section 2.08.  Union Plans...................................................10
Section 2.09.  International Retirement and Welfare Benefit Plans............10


                                   ARTICLE III

                         U.S. PENSION AND SAVINGS PLANS

Section 3.01.  U.S. Pension Plan.............................................11
Section 3.02.  U.S. Savings Plans............................................12
Section 3.03.  Non-Qualified Plans...........................................14


                                   ARTICLE IV

                            HEALTH AND WELFARE PLANS

Section 4.01.  Health and Welfare Plans Continuance..........................15
Section 4.02.  Establishment of LTD VEBA.....................................16
Section 4.03.  Establishment of Health and Welfare Plans.....................17

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Section 4.04.  Liabilities under Health and Welfare Plans....................17
Section 4.05.  Post-Retirement Medical and Life Insurance Obligations........18
Section 4.06.  HCFA..........................................................18
Section 4.07.  Health and Welfare Plan Subrogation Recovery..................19
Section 4.08.  FMLA and Leave of Absences....................................19


                                    ARTICLE V

                                  EQUITY PLANS

Section 5.01.  Establishment of Zimmer Stock Plans...........................19
Section 5.02.  Bristol-Myers Squibb Options..................................19
Section 5.03.  Bristol-Myers Squibb Stock Appreciation Rights................20


                                   ARTICLE VI

                            FRINGE AND OTHER BENEFITS

Section 6.01.  Retention Bonus Arrangements..................................21
Section 6.02.  Annual Bonus..................................................21
Section 6.03.  Vacation Pay/Paid Time Off....................................21
Section 6.04.  Severance.....................................................21
Section 6.05.  Relocation Benefits...........................................21
Section 6.06.  Educational Assistance Program................................22
Section 6.07.  Adoption Assistance Program...................................22
Section 6.08.  Workers' Compensation.........................................22
Section 6.09.  Other Agreements and Benefits.................................22


                                   ARTICLE VII

                                 INDEMNIFICATION

Section 7.01.  Indemnification by Zimmer.....................................23
Section 7.02.  Indemnification by Bristol-Myers Squibb.......................22
Section 7.03.  Indemnification Procedures....................................23


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                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.01.  Effect if Distribution Does Not Occur.........................23
Section 8.02.  Parties in Interest...........................................23
Section 8.03.  Consent of Third Parties......................................23
Section 8.04.  Further Assurances and Consents...............................24
Section 8.05.  Non-Solicitation of Employees.................................24
Section 8.06.  Sharing of Participant Information............................24
Section 8.07.  Reporting and Disclosure and Communications to
                 Participants................................................24
Section 8.08.  Beneficiary Designations......................................25
Section 8.09.  Incorporation of the Contribution and Distribution
                 Agreement...................................................25


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

                           EMPLOYEE BENEFITS AGREEMENT

                  THIS EMPLOYEE BENEFITS AGREEMENT, dated as of [ ], 2001, is by and between BRISTOL-MYERS SQUIBB COMPANY, a Delaware corporation ("BRISTOL-MYERS SQUIBB") and ZIMMER HOLDINGS, INC., a Delaware corporation ("ZIMMER"). Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in Article I hereof.

                                R E C I T A L S:

                  WHEREAS, the Board of Directors of Bristol-Myers Squibb has determined that it is in the best interests of Bristol-Myers Squibb and its stockholders to make a distribution to the holders of Bristol-Myers Squibb Common Stock (as defined herein) of all of the shares of Zimmer Common Stock (as defined herein) (the "Distribution"); and

                  WHEREAS, in furtherance of the foregoing, Bristol-Myers Squibb and Zimmer have entered into a Contribution and Distribution Agreement, dated as of ________________, 2001 (the "CONTRIBUTION AND DISTRIBUTION AGREEMENT").

                  NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01 DEFINITIONS. For purposes of this Agreement, the following terms (other than the formal names of the Bristol-Myers Squibb Plans (as defined below)) and not otherwise defined shall have the following meanings:

                  "ACQUIRED RIGHTS DIRECTIVE" means the European Council Directive of February 14, 1977 on the Approximation of the Laws of the Member States relating to the Safeguarding of Employee's Rights in the Event of Transfers of Undertakings, Business or Parts of Businesses (77/187/EC) and its subsequent transposition into local laws.

                  "ACTION" has the meaning given such term in the Contribution and Distribution Agreement.

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                  "ACTIVE ZIMMER EMPLOYEE" means any individual who is employed in the Zimmer Business as of the Distribution Date, including any individual employed within or outside the United States, any individual who is absent from work on the Distribution Date on account of sick leave, short term disability, long-term disability, leave of absence or otherwise, any individual receiving severance payments and any individual who was employed by Edward Weck & Company, Inc., Xomed-Treace, Inc., Linvatec Corporation, Medical Engineering Corporation or Aspen Labs at the time such individual began receiving long-term disability benefits and who is receiving such benefits from a Bristol-Myers Squibb Plan as of the Distribution Date; PROVIDED, HOWEVER, that Active
Zimmer Employee does not include any independent contractor or individual who is not a common law employee of a member of the Zimmer Group. An alternate payee under a QDRO, an alternate recipient under a QMCSO, a beneficiary or a covered dependent, in each case of an employee described in the preceding sentence shall also be an Active Zimmer Employee with respect to that employee's benefit under the applicable Plans. Such an alternate payee, alternate recipient, beneficiary or covered dependent shall not otherwise be considered an Active Zimmer Employee with respect to his or her own benefits under any applicable Plans unless he or she is an Active Zimmer Employee by virtue of the first sentence of this definition.

                  "AFFILIATE" of any Person means a Person that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or other interests, by contract or otherwise.

                  "AGREEMENT" means this Employee Benefits Agreement, including all of the schedules and appendices hereto.

                  "ANCILLARY AGREEMENT" has the meaning given such term in the Contribution and Distribution Agreement.

                  "BEP-RIP" when immediately preceded by "Bristol-Myers Squibb" means the Benefits Equalization Plan of Bristol-Myers Squibb Company and its Subsidiary or Affiliated Corporations Participating in the Bristol-Myers Squibb Company Retirement Income Plan or the Bristol-Myers Squibb Company Puerto Rico, Inc. Retirement Income Plan and when immediately preceded by "Zimmer" means the non-qualified defined benefit plans to be established by Zimmer pursuant to this Agreement.

                  "BEP-SIP" when immediately preceded by "Bristol-Myers Squibb" means the Benefits Equalization Plan of Bristol-Myers Squibb Company and its Subsidiary or Affiliated Corporations Participating in the Bristol-Myers Squibb Company Savings and Investment Program and when immediately preceded by "Zimmer" means the non-qualified defined contribution plans to be established by Zimmer pursuant to this Agreement.

                  "BRISTOL-MYERS SQUIBB" has the meaning set forth in the Preamble.

                  "BRISTOL-MYERS SQUIBB COMMON STOCK" means the common stock of Bristol-Myers Squibb Company, par value $.10 per share.


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                  "BRISTOL-MYERS SQUIBB GROUP" has the meaning given such term in the Contribution and Distribution Agreement.

                  "BRISTOL-MYERS SQUIBB INDEMNITEES" has the meaning given such term in the Contribution and Distribution Agreement.

                  "BRISTOL-MYERS SQUIBB KEY INTERNATIONAL PENSION PLAN" means the Bristol-Myers Squibb Company Key International Pension Plan.

                  "BRISTOL-MYERS SQUIBB STOCK FUND" means the fund under the Bristol-Myers Squibb Savings and Investment Program or the Zimmer Savings and Investment Program which is primarily invested in Bristol-Myers Squibb Common Stock.

                  "CLAIM LIABILITIES" means the present value of the Liabilities associated with claims by Active Zimmer Employees who are receiving benefits under the Bristol-Myers Squibb Company Long-Term Disability Income Plan and Active Zimmer Employees who are receiving benefits under the Bristol-Myers Squibb Company Short-Term Disability Plan on or prior to the Transition Termination Date.

                  "COBRA" means the continuation coverage requirements for "group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and codified in Code Section 4980B and ERISA Sections 601 through 608.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a specific Code section also includes any proposed, temporary or final regulation in force under that section.

                  "COLLECTIVE BARGAINING AGREEMENTS" means collectively, the agreement dated May 16, 2000, between Snyder Laboratories, Inc. and the United Steelworkers of America, AFL- CIO-CLC on behalf of Local 2737-15 and the agreement dated March 1, 1978, between Deloro Stellite (UK) Limited and the Association of Scientific, Technical and Managerial Staff.

                  "COMBINED INTERNATIONAL ENTITIES" has the meaning given such term in the Contribution and Distribution Agreement.

                  "CONTRIBUTION AND DISTRIBUTION AGREEMENT" has the meaning given such term in the Recitals.

                  "DISTRIBUTION" has the meaning given such term in the Recitals.

                  "DISTRIBUTION DATE" has the meaning given such term in the Contribution and Distribution Agreement.

                  "EMPLOYMENT-RELATED CLAIM" means any pending or potential claim, action, suit, arbitration, proceeding or other Liability that may directly or indirectly arise out of, or result from, any employment, labor, employee benefit, labor action or related dispute of any kind including, without limitation, any complaint or proceeding before any federal, state or local court, agency or tribunal.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. References to a specific section of ERISA also include any proposed, temporary or final regulations in force under that section.

                  "EXPATRIATE" means each Active Zimmer Employee who is temporarily assigned to work at a location outside such Active Zimmer Employee's home country.

                  "FMLA" means the Family Medical Leave Act of 1993, as amended from time to time.

                  "FORMER ZIMMER EMPLOYEE" means any former employee of the Zimmer Business as of the Distribution Date (including, without limitation, an employee of the Zimmer Business who retired or otherwise terminated employment before the Distribution Date) whose last day of active employment was with a member of the Bristol-Myers Squibb Group or the Zimmer Group; PROVIDED, HOWEVER, a Former Zimmer Employee shall not include any employee who is receiving payments under a Bristol-Myers Squibb Severance Plan or Zimmer Severance Plan as of the Distribution Date.

                  "HCFA" means the United States Health Care Financing Administration.

                  "HEALTH AND WELFARE PLANS" means all Plans that provide medical, dental, life insurance, accident, survivor, short term disability, long term disability, long term care, flexible benefit, adoption assistance or other welfare benefits; PROVIDED, HOWEVER, Health and Welfare Plans does not include any Plans that provide post-retirement benefits. When immediately preceded by "Bristol-Myers Squibb", Health and Welfare Plans means the Health and Welfare Plans maintained by Bristol-Myers Squibb prior to the Distribution Date and when immediately preceded by "Zimmer", Health and Welfare Plans means the Health and Welfare Plans to be established by a member of the Zimmer Group pursuant to this Agreement.

                  "HIPAA" means the Health Insurance Portability and Accountability Act of 1996, as amended from time to time.

                  "LEAVE OF ABSENCE PROGRAMS" when immediately preceded by "Bristol-Myers Squibb" means the personal, medical, military and FMLA leave offered from time to time under the personnel policies and practices of Bristol-Myers Squibb and when immediately preceded by "Zimmer" means the leave of absence programs to be established by Zimmer pursuant to this Agreement.

                  "LIABILITIES" has the meaning given such term in the Contribution and Distribution Agreement.

                  "LTD VEBA" when immediately preceded by "Bristol-Myers Squibb" means the welfare benefit fund established by Bristol-Myers Squibb to fund certain long-term disability benefits and when immediately preceded by "Zimmer" means the welfare benefit fund to be established by Zimmer pursuant to this Agreement.

                  "OPTION" when immediately preceded by "Bristol-Myers Squibb" means an option to purchase Bristol-Myers Squibb Common Stock pursuant to a Bristol-Myers Squibb Stock Plan and when immediately preceded by "Zimmer" means an option to purchase Zimmer Common Stock pursuant to a Zimmer Stock Plan.

                  "PERSON" means an individual, a general or limited partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a limited liability entity, and a governmental entity or any department, agency or political subdivision thereof.

                  "PLAN" means any plan, policy, program, scheme, payroll practice, arrangement, contract, trust, insurance policy, or any agreement or funding vehicle, whether written or unwritten, providing compensation or benefits to Active Zimmer Employees, Former Zimmer Employees, or directors or consultants of the Zimmer Business. When immediately preceded by "Bristol-Myers Squibb", Plan means those Plans listed on Schedule 1.1 that are maintained by Bristol-Myers Squibb for the benefit of Active Zimmer Employees in effect as of the Distribution Date. When immediately preceded by "Zimmer", Plan means those Plans to be established by Zimmer pursuant to this Agreement.

                  "PRESENT VALUE OF FUTURE SCHEDULED CONTRIBUTIONS" means the present value of the portion of the Claim Liabilities which are not funded as of the Transition Termination Date.

                  "QDRO" means a domestic relations order which qualifies under Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns an alternate payee, all or a portion of the benefits payable to a participant under a Bristol-Myers Squibb Plan.

                  "QMCSO" means a medical child support order which qualifies under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under a Bristol-Myers Squibb Health and Welfare Plan.

                  "RATIO" means the ratio determined by dividing the Bristol-Myers Squibb Stock Value by the Zimmer Stock Value; PROVIDED, HOWEVER, that adjustments may be made to the

Ratio to minimize the independent, determinable and verifiable effect of events other than the Distribution on the price of Bristol-Myers Squibb Common Stock, the price of Zimmer Common Stock or the price of both.

                  "RETIREMENT INCOME PLAN" when immediately preceded by "Bristol-Myers Squibb" means the Bristol-Myers Squibb Company Retirement Income Plan and when immediately preceded by "Zimmer" means the U.S. tax-qualified defined benefit pension plan to be established by Zimmer pursuant to this Agreement.

                  "SAVINGS AND INVESTMENT PROGRAM" when immediately preceded by "Bristol-Myers Squibb" means the Bristol-Myers Squibb Company Savings and Investment Program and when immediately preceded by "Zimmer" means the U.S. tax-qualified defined contribution plan and trust to be established by Zimmer pursuant to this Agreement.

                  "SEVERANCE PLAN" when immediately preceded by "Bristol-Myers Squibb" means the Bristol-Myers Squibb Company Severance Plan and any other plans and policies maintained by a member of the Bristol-Myers Squibb Group that provide for severance benefits upon termination of employment, including statutorily required payments, and when immediately preceded by "Zimmer" means the plans or policies to be established or maintained by a member of the Zimmer Group to provide severance benefits upon termination of employment, including any statutorily required payments.

                  "STOCK APPRECIATION RIGHT" when immediately preceded by "Bristol-Myers Squibb" means a right to receive the dollar value of the appreciation of a share of Bristol-Myers Squibb Common Stock over the price per share at which the right was granted, and when immediately preceded by "Zimmer" means a right to receive the dollar value of the appreciation of a share of Zimmer Common Stock over the price per share at which the right was granted.

                  "STOCK PLAN" when immediately preceded by "Bristol-Myers Squibb" means any plan, program or arrangement, pursuant to which any Active Zimmer Employee holds Bristol-Myers Squibb Options, Bristol-Myers Squibb Stock Appreciation Rights or other Bristol-Myers Squibb equity incentives, and when immediately preceded by "Zimmer" means such plans, programs or arrangements to be established by Zimmer pursuant to this Agreement.

                  "STOCK VALUE" when immediately preceded by "Bristol-Myers Squibb" means the weighted average sales price of all trades of Bristol-Myers Squibb Common Stock reported on the New York Stock Exchange on the Distribution Date, or on the first day prior to the Distribution Date that the New York Stock Exchange is open for trading if the New York Stock Exchange is not open for trading on the Distribution Date and when immediately preceded by "Zimmer" means the weighted average sales price of all trades of Zimmer Common Stock reported on the New York Stock Exchange on the first day following the Distribution Date that the New York Stock Exchange is open for trading.

                  "TRANSITION HEALTH AND WELFARE PLANS" has the meaning given such term in Section 4.01.

                  "TRANSITION PERIOD" means the period beginning on the Distribution Date and ending at midnight on the day just prior to the Transaction Termination Date.

                  "TRANSITION TERMINATION DATE" means January 1, 2002 (or such other date(s) that Zimmer and Bristol-Myers Squibb mutually agree with respect to each Plan).

                  "UNION PLANS" means collectively, the Snyder Laboratories, Inc. Union Employees' Pension Plan, the Medical Plan for United Steelworkers of America Local #2737-15, and the Zimmer Patient Care - United Steelworkers of America Local #2737-15 Plan.

                  "WELFARE CLAIMS" means all claims for benefits under the Health and Welfare Plans and any expenses related thereto.

                  "ZIMMER" has the meaning set forth in the Preamble.

                  "ZIMMER BUSINESS" has the meaning given such term in the Contribution and Distribution Agreement.

                  "ZIMMER COMMON STOCK" means the common stock of Zimmer, par value $.01 per share.

                  "ZIMMER FRINGE BENEFIT RATE" means the rate determined by Bristol-Myers Squibb Company's Benefits Department and Corporate Finance Department which represents the cost of providing benefits to Active Zimmer Employees in the U.S. as a percentage of payroll.

                  "ZIMMER GROUP" has the meaning given such term in the Contribution and Distribution Agreement.

                  "ZIMMER INDEMNITEES" has the meaning given such term in the Contribution and Distribution Agreement.

                  "ZIMMER INTERNATIONAL HEALTH AND WELFARE PLANS" has the meaning given such term in Section 2.09.

                  "ZIMMER STOCK FUND" means the fund under the Bristol-Myers Squibb Savings and Investment Program or the Zimmer Savings and Investment Program which is primarily invested in Zimmer Common Stock.

                  "ZIMMER UNION EMPLOYEE" means an Active Zimmer Employee who is covered by a Collective Bargaining Agreement.

                                   ARTICLE II

                               GENERAL PRINCIPALS

                  Section 2.01. ASSUMPTION OF LIABILITIES. (a) Effective as of the Distribution Date, the Zimmer Group shall assume and be responsible for all employment and employee benefit-related matters, obligations and Liabilities that are payable on or after the Distribution Date, whether such matters, obligations and Liabilities arise before, on or after the Distribution Date, with respect to all Active Zimmer Employees, except as specifically provided otherwise in this Agreement. From and after the Distribution Date, (i) the Zimmer Group shall assume all responsibilities, Liabilities and obligations with respect to Active Zimmer Employees and their beneficiaries, including any claims incurred at any time and including any responsibilities, Liabilities or obligations that arise under any retention letter agreements that have been entered into between Zimmer, Bristol-Myers Squibb and certain Active Zimmer Employees, and (ii) the Bristol-Myers Squibb Group shall have no responsibilities, Liabilities or obligations with respect to the Active Zimmer Employees and their beneficiaries, except as specifically provided otherwise in this Agreement. Bristol-Myers Squibb shall retain all responsibilities, Liabilities and obligations with respect to Former Zimmer Employees and their beneficiaries that arise before, on or after the Distribution Date.

                  (b) Effective as of the Distribution Date, the Zimmer Group will assume all contracts, obligations and Liabilities with respect to independent contractors, consultants and temporary employees of the Zimmer Business (including any sales agents and other independent contractors who are not Active Zimmer Employees). From and after the Distribution Date, Bristol-Myers Squibb shall have no contract obligations or Liabilities with respect to independent contractors, consultants and temporary employees of the Zimmer Business.

                  Section 2.02. EMPLOYMENT-RELATED CLAIMS. (a) On the Distribution Date, the legal responsibility for all Employment-Related Claims regarding Active Zimmer Employees shall be transferred in their entirety from the Bristol-Myers Squibb Group to Zimmer. Thereafter, Zimmer shall assume the defense of these Employment-Related Claims and all Liabilities arising with respect to such Employment-Related Claims. Zimmer shall reimburse the Bristol-Myers Squibb Group for any reasonable attorneys fees and other expenses reasonably incurred by the Bristol-Myers Squibb Group on and after the Distribution Date in connection with investigating and/or defending against any such Employment-Related Claims, including reimbursement for any services provided by members of the Bristol-Myers Squibb legal staff.

                  (b) The Zimmer Group shall have the sole responsibility for all Employment- Related Claims regarding Active Zimmer Employees that exist, or come into existence, on or after the Distribution Date that arise out of or relate to their employment with a member of the Zimmer Group.

                  Section 2.03. AMENDMENT AND TERMINATION OF ZIMMER PLANS. Except as specified otherwise in this Agreement, nothing in this Agreement shall preclude any member of the Zimmer Group, at any time after the Distribution Date, from amending, merging, modifying, terminating, eliminating, reducing or otherwise altering in any respect any Zimmer Plan or any trust, insurance policy or funding vehicle related to any Zimmer Plan (to the extent permitted by law).

                  Section 2.04. SERVICE CREDIT. Except as specifically provided for in this Agreement, each member of the Zimmer Group shall cause each Active Zimmer Employee's service with each member of the Bristol-Myers Squibb Group and the Zimmer Group before the Distribution Date to be credited for all purposes with respect to all employee benefit plans and arrangements and employment-related entitlements maintained or contributed to by the members of the Zimmer Group for Active Zimmer Employees after the Distribution Date.

                  Section 2.05. CONTINUITY OF EMPLOYMENT. (a) Zimmer and Bristol-Myers Squibb intend that there shall be continuity of employment with respect to all Active Zimmer Employees as of the Distribution Date. Effective as of the Distribution Date, (i) each member of the Zimmer Group that employs Active Zimmer Employees shall continue the employment of each such Active Zimmer Employee, and (ii) each of the appropriate members of the Zimmer Group shall offer employment to each Active Zimmer Employee who is employed by one of the Combined International Entities; PROVIDED, HOWEVER, the effective date of employment offers to Active Zimmer Employees located in Russia and China shall be postponed to a date or dates that Zimmer and Bristol-Myers Squibb mutually agree with respect to each such country and, provided further, in the event that the appropriate member of the Zimmer Group does not offer employment to all or any of the Zimmer Employees located in Russia and China effective on or before the Transition Termination Date, Bristol-Myers Squibb or the appropriate Member of the Bristol-Myers Squibb Group may at any time on or after the Transition Termination Date without notice to and without the consent of Zimmer or any member of the Zimmer Group, terminate the employment of any or all such Zimmer Employees and Zimmer shall reimburse and indemnify Bristol-Myers Squibb for and against any and all costs, expenses or Liabilities incured by Bristol-Myers Squibb or any member of the Bristol-Myers Squibb Group that result from such terminations of employment.

                  (b) Anything in this Agreement to the contrary notwithstanding, as of the Distribution Date, each member of the Zimmer Group shall continue the employment of Active Zimmer Employees based in locations outside the United States as required by the Acquired Rights Directive or any similar law in the relevant jurisdiction. In addition, anything in this Agreement to the contrary notwithstanding, as of the Distribution Date, each member of the Zimmer Group shall offer and continue the employment of the Active Zimmer Employees on the same terms and conditions, including compensation and benefits, as in effect before the Distribution Date, where necessary to avoid the imposition of severance or similar obligations on any member of the Bristol-Myers Squibb Group or where otherwise required by law.

                  (c) The Zimmer Group will be responsible for complying with all applicable fair employment practice laws in the employment offer and hiring process and the Zimmer Group shall be solely responsible for any Liabilities or claims that are based upon the conduct of the Zimmer Group during such employment offer and hiring process. Without limiting the foregoing, the Zimmer Group will not discriminate in favor against any employee or applicant for employment because of race, religion, sex, national origin, disability, age or veteran status as ordered by the Secretary of Labor pursuant to Section 202 of Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, and Section 401 of the Vietnam Era Veterans Readjustment Assistance Act of 1974.

                  Section 2.06. EXPATRIATES. Effective as of the Distribution Date, the Zimmer Group shall assume all obligations, Liabilities and responsibilities with respect to each Expatriate as of the Distribution Date. Such obligations, Liabilities and responsibilities shall include, without limitation, compensation increments, housing expenses, travel expenses, relocation expenses and all other applicable benefits, all of which shall be provided by the appropriate member of the Zimmer Group according to the terms of the Expatriates' agreements with a member of the Bristol-Myers Squibb Group as in effect before the Distribution Date. The Zimmer Group shall have all rights, obligations and Liabilities of the Bristol-Myers Squibb Group with respect to Expatriates, including rights, obligations and Liabilities that have arisen prior to, on or after the Distribution Date under tax equalization agreements with the Expatriates.

                  Section 2.07. COLLECTIVE BARGAINING AGREEMENTS. Effective as of the Distribution Date, the Zimmer Group shall assume all Liabilities, responsibilities and obligations under the Collective Bargaining Agreements with respect to Zimmer Union Employees arising under, INTER ALIA, the terms of the Collective Bargaining Agreements, the National Labor Relations Act, the Labor Management Relations Act and all other laws and regulations applicable in the jurisdictions in which Zimmer Union Employees are employed. From and after the Distribution Date, the Bristol-Myers Squibb Group shall have no Liabilities, responsibilities or obligations in connection with the Collective Bargaining Agreements with respect to Zimmer Union Employees and their beneficiaries.

                  Section 2.08. UNION PLANS. Effective as of the Distribution Date, Zimmer Group shall retain, assume and perform, fulfill and discharge all responsibilities, Liabilities and obligations under the Union Plans whether they arose prior to, on or after the Distribution Date. From and after the Distribution Date, the Bristol-Myers Squibb Group shall have no responsibilities, Liabilities or obligations in connection with the Union Plans.

                  Section 2.09. INTERNATIONAL RETIREMENT AND WELFARE BENEFIT PLANS. (a) Appendix A sets forth the provisions applicable to certain pension and retirement savings plans to be adopted or maintained for Active Zimmer Employees who are employed outside the United States.

                  (b) On or prior to the Distribution Date, Zimmer shall take, or cause the appropriate members of the Zimmer Group to take, all actions necessary for the Zimmer Group to adopt and implement Health and Welfare Plans for the benefit of Active Zimmer Employees located in countries outside the United States (the "ZIMMER INTERNATIONAL HEALTH AND WELFARE PLANS"). Each of the Zimmer International Health and Welfare Plans will provide benefits (i) that are substantially similar to those provided to the applicable Active Zimmer Employees under the Bristol-Myers Squibb Health and Welfare Plans that such Active Zimmer Employees participated in prior to the Distribution Date and (ii) that meet the requirements of applicable local law with respect to continuity of benefits. To the extent necessary, the appropriate members of the Zimmer Group shall adopt the International Zimmer Health and Welfare Plans and enroll the Active Zimmer Employees in such International Health and Welfare Plans, as soon as practicable, but, no later than the Transition Termination Date. To the extent that Zimmer has not established certain Zimmer International Health and Welfare Plans as of the Distribution Date, subject to applicable law and mutual agreement between Bristol-Myers Squibb and Zimmer, during the Transition Period Active Zimmer Employees who are located in countries outside the United
States shall continue to be enrolled and participate in the Bristol-Myers
Squibb Health and Welfare Plans that such Active Zimmer Employees participated in prior to the Distribution Date. Except as otherwise authorized by Bristol-Myers Squibb, the foregoing shall only apply if Active Zimmer Employees participate in the Bristol-Myers Squibb Health and Welfare Plans on the same basis and in a manner that is identical in all respects to that of other participants, to the extent permissible under applicable law.
No member of the Bristol-Myers Squibb Group shall have any obligation to continue such enrollment or participation in the Bristol-Myers Squibb Health and Welfare Plans on or after the Transition Termination Date and Zimmer shall reimburse and indemnify Bristol-Myers Squibb for and against any and all costs, expenses or Liabilities incurred by Bristol-Myers Squibb or any member of the Bristol-Myers Squibb Group that result from the termination of such enrollment or participation. Commencing upon the Distribution Date, Zimmer or the appropriate members of the Zimmer Group shall pay or reimburse the appropriate member of the Bristol-Myers Squibb Group for the cost of permitting the Active Zimmer Employees to participate in the Bristol-Myers Squibb Health and Welfare Plans. Zimmer shall reimburse Bristol-Myers Squibb for the costs associated with its participation in the Bristol-Myers Squibb Health and Welfare Plans as provided on Schedule 2.09(b). During the
Transition Period, the appropriate member of the Zimmer Group will be deemed to be a participating company (to the extent required) in the relevant Bristol-Myers Squibb Health and Welfare Plans. Once enrolled in each applicable Zimmer International Health and Welfare Plan, the Active Zimmer Employee shall no longer be enrolled in, or accrue additional benefits or rights under, the commensurate Bristol-Myers Squibb Health and Welfare Plan.

                                   ARTICLE III

                         U.S. PENSION AND SAVINGS PLANS

                  Section 3.01 U.S. PENSION PLAN. (a) Effective as of the Distribution Date, Zimmer shall establish, or cause to be established, the Zimmer Retirement Income Plan which shall be substantially identical in all material respects to the Bristol-Myers Squibb Retirement Income Plan as of the Distribution Date, and which shall cover Active Zimmer Employees who are participants in the Bristol-Myers Squibb Retirement Income Plan immediately prior to the Distribution Date. Bristol-Myers Squibb shall retain responsibility for all benefits accrued before the Distribution Date by Former Zimmer Employees and Active Zimmer Employees under the Bristol-Myers Squibb Retirement Income Plan, and the Zimmer Group shall have no responsibilities, Liabilities or obligations with respect to such Bristol-Myers Squibb Plan. Except as provided in Section 3.01(a)(ii), Active Zimmer Employees shall receive credit for their service with the Bristol-Myers Squibb Group and the Zimmer Group prior to the Distribution Date for all purposes under the Zimmer Retirement Income Plan, including for purposes of eligibility, vesting and benefit accrual, to the extent that the Bristol-Myers Squibb Retirement

Income Plan gives employees credit for such service. Bristol-Myers Squibb shall cause all Active Zimmer Employees on the Distribution Date to have a fully vested interest in their benefits accrued under the Bristol-Myers Squibb Retirement Income Plan as of the Distribution Date. The Zimmer Retirement Income Plan shall provide benefits to Active Zimmer Employees at least equal to the Active Zimmer Employee's benefit computed under the Zimmer Retirement Income Plan based on credit for all service the Bristol-Myers Squibb Group and the Zimmer Group (before, on and after the Distribution Date), with an offset for the accrued benefits of the Active Zimmer Employee under the Bristol-Myers Squibb Retirement Income Plan as of the Distribution Date. If the amount defined in the previous sentence is zero or less, the Zimmer Retirement Income Plan shall provide the Active Zimmer Employee's benefits computed under the Zimmer Retirement Income Plan based on credit for service with the Zimmer Group on and after the Distribution Date for benefit accrual purposes.

                  (b) Bristol-Myers Squibb will provide early retirement subsidies under the Bristol-Myers Squibb Retirement Income Plan to the following categories of Active Zimmer Employees as of the Distribution Date: (i) Active Zimmer Employees who have attained age 55 and have at least 10 years of service (as defined in the Bristol-Myers Squibb Retirement Income Plan) with the Bristol-Myers Squibb Group and the Zimmer Group as of the day before the Distribution Date; (ii) Active Zimmer Employees who are age 50-54 and have at least 10 years of service (as defined in the Bristol-Myers Squibb Retirement Income Plan) with the Bristol-Myers Squibb Group and the Zimmer Group as of the day before the Distribution Date; and (iii) Active Zimmer Employees whose age, plus years of service measured in years, months and days of completed service with the Bristol-Myers Squibb Group and the Zimmer Group, equals at least 70 as of the day before the Distribution Date.

                  (c) Bristol-Myers Squibb and Zimmer mutually agree that effective as of the Distribution Date all Active Zimmer Employees will be treated as terminated employees under the Bristol-Myers Squibb Retirement Income Plan and will be eligible for distributions from the Bristol-Myers Squibb Retirement Income Plan as provided under the terms of the Bristol-Myers Squibb Retirement Income Plan.

                  Section 3.02 U.S. SAVINGS PLANS. (a) Effective as of the Distribution Date, or as soon as practicable thereafter, Zimmer shall establish, or cause to be established, the Zimmer Savings and Investment Program which shall be substantially identical in all material respects to the Bristol-Myers Squibb Savings and Investment Program. Each Active Zimmer Employee participating in the Bristol-Myers Squibb Savings and Investment Program as of the Distribution Date shall become a participant in the Zimmer Savings and Investment Program as of the Distribution Date. Active Zimmer Employees shall receive credit for all service with the Bristol-Myers Squibb Group and the Zimmer Group prior to the Distribution Date for all purposes under the Zimmer Savings and Investment Program, including for purposes of eligibility and vesting, to the extent that the Bristol-Myers Squibb Savings and Investment Program gives employees credit for service. All Active Zimmer Employees shall have a fully vested interest in their accounts under the Bristol-Myers Squibb Savings and Investment Program that are transferred to the

Zimmer Savings and Investment Program as of the Distribution Date. All amounts withheld from Active Zimmer Employees' pay with respect to payroll periods ending on or after the Distribution Date pursuant to such Active Zimmer Employees' deferral elections will be contributed on behalf of such Active Zimmer Employees to the Zimmer Savings and Investment Program, without pro-rata contributions to the Bristol-Myers Squibb Savings and Investment Plan for service performed prior to the Distribution Date.

                  (b) As soon as practicable following the Distribution Date, assets of the Bristol-Myers Squibb Savings and Investment Program equal to the aggregate account balances of Active Zimmer Employees shall be transferred to the Zimmer Savings and Investment Program. The transfer shall be made in cash and/or property (including shares of Bristol-Myers Squibb Common Stock, to the extent the accounts of Active Zimmer Employees are invested in Bristol-Myers Squibb Common Stock), according to the investment of each Active Zimmer Employee as of the date the transfer is made. Any outstanding balances of plan loans in the Bristol-Myers Squibb Savings and Investment Program of the Active Zimmer Employees shall be transferred with the underlying accounts. The account balances of Active Zimmer Employees shall be valued as of the date on which the transfer is made, which value shall include the earnings, gains and losses, appreciation and depreciation of the investment funds in which the accounts are invested through the date on which the transfer is made. Bristol-Myers Squibb will remain responsible for providing benefits accrued under the Bristol-Myers Squibb Savings and Investment Program for Former Zimmer Employees. Bristol-Myers Squibb shall debit the accounts of each Active Zimmer Employee under the Bristol-Myers Squibb Savings and Investment Program by the amount transferred to the Zimmer Savings and Investment Program, and Zimmer shall allocate the cash and property transferred to the Zimmer Savings and Investment Program to the accounts of Active Zimmer Employees by crediting such accounts in relative proportion to the amount debited from the accounts of Active Zimmer Employees under the Bristol-Myers Squibb Savings and Investment Program. For administrative purposes, during a period of limited duration, no transactions will be permitted under the Zimmer Savings and Investment Program. In the event that any Former Zimmer Employee who, as of the date of such Former Zimmer Employee's termination of employment with Zimmer, had an account under the Bristol-Myers Squibb Savings and Investment Program that was not fully vested, is employed by Zimmer following the Distribution Date and if the Zimmer Savings and Investment Program is required to restore the forfeited benefit, Bristol-Myers Squibb shall transfer to the Zimmer Savings and Investment Program the amount that is necessary to restore such individual's forfeited benefit to the Zimmer Savings and Investment Program.

                  (c) Effective as of the Distribution Date, Zimmer shall establish a Zimmer Stock Fund and a Bristol-Myers Squibb Stock Fund under the Zimmer Savings and Investment Program. After the Distribution Date, Zimmer shall allow participants in the Zimmer Savings and Investment Program to retain their investment in shares of Bristol-Myers Squibb Common Stock in the Bristol-Myers Squibb Stock Fund under the Zimmer Savings and Investment Program for a twenty-four month period following the Distribution Date. Participants shall be permitted to transfer investments out of the Bristol-Myers Squibb Stock Fund under the Zimmer

Savings and Investment Program, but no new contributions may be invested in and no investments may be transferred into the Bristol-Myers Squibb Stock Fund under the Zimmer Savings and Investment Program.

                  (d) Effective as of the Distribution Date, Bristol-Myers Squibb shall establish a Zimmer Stock Fund under the Bristol-Myers Squibb Savings and Investment Program. After the Distribution Date, Bristol-Myers Squibb shall allow participants in the Bristol-Myers Squibb Savings and Investment Program to retain their investment in shares of Zimmer Common Stock under the Bristol-Myers Squibb Savings and Investment Program for a twenty-four month period following the Distribution Date. Participants shall be permitted to transfer investments out of the Zimmer Stock Fund under the Bristol-Myers Squibb Savings and Investment Program, but no new contributions maybe invested in and no investments may be transferred into the Zimmer Stock Fund under the Bristol-Myers Squibb Savings and Investment Program.

                  (e) Following the transfer of cash or property described in
Section 3.02(b), (i) Zimmer shall assume all Liabilities under the Bristol-Myers Squibb Savings and Investment Program with respect to Active Zimmer Employees and their beneficiaries, and (ii) the Bristol-Myers Squibb Group shall have no Liability in connection with the Zimmer Savings and Investment Program with respect to Active Zimmer Employees and their beneficiaries.

                  (f) Each party shall provide to the other party in a timely manner such proxy statements, annual reports, and other materials with respect to the party's stock as may be reasonably requested by the other party.

                  Section 3.03 NON-QUALIFIED PLANS. (a) Effective as of the Distribution Date, Zimmer shall have in effect the Zimmer BEP-SIP and the Zimmer BEP-RIP which shall provide benefits to Active Zimmer Employees who are participating in the Bristol-Myers Squibb BEP-SIP and the Bristol-Myers Squibb BEP-RIP prior to the Distribution Date. Bristol-Myers Squibb shall retain responsibility for all benefits accrued prior to the Distribution Date by Active and Former Zimmer Employees under (i) the Bristol-Myers Squibb BEP-RIP and (ii) the Bristol-Myers Squibb Key International Pension Plan.

                  (b) The Zimmer BEP-SIP shall provide those Active Zimmer Employees who are participating before the Distribution Date in the Bristol-Myers Squibb BEP-SIP with account balances under the Zimmer BEP-SIP equal to the account balances of the Active Zimmer Employees under the Bristol-Myers Squibb BEP-SIP as of the Distribution Date. Active Zimmer Employees shall receive credit for service with the Bristol-Myers Squibb Group and the Zimmer Group prior to the Distribution Date for all purposes under the Zimmer BEP-SIP, including for purposes of eligibility, vesting and benefit accrual, to the extent that the Bristol-Myers Squibb BEP-SIP gives employees credit for such service. All Active Zimmer Employees shall have a fully vested interest in their accounts under the Bristol-Myers Squibb BEP-SIP that are transferred to the Zimmer BEP-SIP as of the Distribution Date. Zimmer shall assume and be responsible for paying all benefits accrued by Active Zimmer Employees under the Bristol-Myers Squibb BEP-SIP before, on and after the Distribution Date.

                  (c) Bristol-Myers Squibb will provide early retirement subsidies under the Bristol-Myers Squibb BEP-RIP to the following categories of Active Zimmer Employees as of the Distribution Date: (i) Active Zimmer Employees who have attained age 55 and have at least 10 years of service (as defined in the Bristol-Myers Squibb Retirement Income Plan) with the Bristol-Myers Squibb Group and the Zimmer Group as of the day before the Distribution Date; (ii) Active Zimmer Employees who are age 50-54 and have at least 10 years of service (as defined in the Bristol-Myers Squibb Retirement Income Plan) with the Bristol-Myers Squibb Group and the Zimmer Group as of the day before the Distribution Date; and (iii) Active Zimmer Employees whose age, plus years of service measured in years, months and days of completed service with the Bristol-Myers Squibb Group and the Zimmer Group, equals at least 70 as of the day before the Distribution Date.

                  (d) Active Zimmer Employees shall receive credit for their service with the Bristol-Myers Squibb Group and the Zimmer Group prior to the Distribution Date for all purposes under the Zimmer BEP-RIP, including for purposes of eligibility, vesting and benefit accrual, to the extent that the Bristol-Myers Squibb BEP-RIP gives employees credit for such service. For purposes of determining the amount of benefits payable under the BEP-RIP, Zimmer will determine the total benefit that would be payable to a participant after taking into account all service with any members of the Zimmer Group and the Bristol-Myers Squibb Group, and all compensation paid to such participant, without regard to any limitations or cut- backs imposed by the Code, offset by all benefits payable under (i) the Bristol-Myers Squibb Retirement Income Plan (including the same early retirement subsidies as described in Section 3.01(b)),
(ii) the Bristol-Myers Squibb BEP-RIP (including the same early retirement subsidies as described in Section 3.03(c)) and, (iii) the Zimmer Retirement Income Plan.


                                   ARTICLE IV

                            HEALTH AND WELFARE PLANS

                  Section 4.01 HEALTH AND WELFARE PLANS CONTINUANCE. (a) Except as otherwise agreed by Bristol-Myers Squibb and Zimmer, with respect to each Health and Welfare Plan, during the Transition Period, Active Zimmer Employees employed in the U.S. shall continue to participate in the Bristol-Myers Squibb Health and Welfare Plans that such Active Zimmer Employees participated in prior to the Distribution Date as listed on Schedule 4.01(a)(i) ("TRANSITION HEALTH AND WELFARE PLANS"). During the Transition Period, the appropriate member of the Zimmer Group will be deemed to be a participating company (to the extent required by the relevant Plan) in the Transition Health and Welfare Plans. Except as otherwise agreed by Bristol-Myers Squibb and Zimmer, Bristol-Myers Squibb shall administer claims incurred under the Transition Health and Welfare Plans by Active Zimmer Employees which are submitted to

Bristol-Myers Squibb before the first anniversary of the Transition Termination Date and any determinations made or settlements entered into by Bristol-Myers Squibb with respect to such claims shall be final and binding. Zimmer shall reimburse Bristol-Myers Squibb for the costs associated with its participation in the Transition Health and Welfare Plans as provided on Schedule 4.01(a)(ii). The foregoing undertakings by Bristol-Myers Squibb shall only be effective if the terms of the Transition Health and Welfare Plans are identical in all respects to the Bristol-Myers Squibb Health and Welfare Plans, except as otherwise authorized by Bristol-Myers Squibb.

                  (b) During the Transition Period, Bristol-Myers Squibb and Zimmer shall cause the Transition Health and Welfare Plans to recognize and maintain all coverage and contribution elections made by Active Zimmer Employees, including, but not limited to the elections made under the Bristol-Myers Squibb Company Flexible Benefit Plan, Bristol-Myers Squibb Company Health Care Reimbursement Account and the Bristol-Myers Squibb Company Dependant Care Reimbursement Account.

                  Section 4.02. ESTABLISHMENT OF LTD VEBA. (a) Effective as of the Transition Termination Date, Zimmer shall establish, or cause to be established, the Zimmer LTD VEBA, for the purpose of funding long-term disability benefits under the Zimmer Health and Welfare Plans. Such trust shall constitute a voluntary employees' beneficiary association under Code Sec. 501(c)(9) which is exempt from the imposition of federal income tax under Code Sec. 501(a).

                  (b) As soon as practicable after the Transition Termination Date, Bristol-Myers Squibb shall transfer an amount from the Bristol-Myers Squibb LTD VEBA equal to the amount of the Claim Liabilities, less the Present Value of Future Scheduled Contributions which are attributable to Active Zimmer Employees, valued as of the Transition Termination Date.

                  (c) The value of the assets transferred from the Bristol-Myers Squibb LTD VEBA to the Zimmer LTD VEBA shall be computed using the actuarial assumptions generally used for the Bristol-Myers Squibb LTD VEBA.

                  (d) Bristol-Myers Squibb and Zimmer shall make such applications to regulatory agencies, including the Internal Revenue Service and the United States Department of Labor, as may be necessary to ensure that any transfers of assets from the Bristol-Myers Squibb LTD VEBA to the Zimmer LTD VEBA will neither (i) result in any adverse tax, legal or fiduciary consequences to Bristol-Myers Squibb and Zimmer, the Bristol-Myers Squibb LTD VEBA, the Zimmer LTD VEBA, any participant therein or beneficiaries thereof, any successor welfare benefit funds established by or on behalf of Zimmer, or the trustees of such trusts, nor (ii) contravene any statute, regulation or technical pronouncement issued by any regulatory agency. Prior to the Distribution Date, Zimmer shall prepare all forms required to obtain favorable determination letters from the Internal Revenue Service with respect to the tax-exempt status of the Zimmer LTD VEBA. Zimmer and Bristol-Myers Squibb agree to cooperate with each other to fulfill any filing and/or regulatory reporting obligations with respect to such transfers.

                  Section 4.03 ESTABLISHMENT OF HEALTH AND WELFARE PLANS. (a) Effective as of the Transition Termination Date, Active Zimmer Employees shall cease to participate in the Transition Health and Welfare Plans. Effective as of the Distribution Date, or the Transition Termination Date, where applicable, Zimmer shall take, or cause to be taken, all actions necessary and appropriate on behalf of Active Zimmer Employees to adopt, or to cause the appropriate member of the Zimmer Group to adopt, such Zimmer Health and Welfare Plans as are necessary to provide uninterrupted health and welfare benefits to the Active Zimmer Employees substantially similar to those offered prior to the Distribution Date or the Transition Termination Date, except as otherwise set forth in this Agreement. All waiting periods and pre-existing condition clauses shall be waived under the Zimmer Health and Welfare Plans for Active Zimmer Employees and their eligible dependents who were participating in the Bristol-Myers Squibb Health and Welfare Plans before the Distribution Date or the Transition Termination Date, as applicable. Zimmer shall cause the Zimmer Health and Welfare Plans to recognize any out-of-pocket medical and dental expenses incurred by each of the Active Zimmer Employees and their eligible dependents prior to the Distribution Date or the Transition Termination Date, as applicable, and during the calendar year in which the Distribution Date or the Transition Termination Date, as applicable, occurs for purposes of determining deductibles and out-of-pocket maximums under the Zimmer Health and Welfare Plans, if any for that calendar year. Where applicable, elections made under Bristol-Myers Squibb Health and Welfare Plans shall continue in effect under Zimmer Health and Welfare Plans, except to the extent Zimmer determines otherwise, including, but not limited to elections under the Bristol-Myers Squibb Company Flexible Benefit Plan, Bristol-Myers Squibb
Company Health Care Reimbursement Account and the Bristol-Myers Squibb
Company Dependant Care Reimbursement Account.

                  Section 4.04. LIABILITIES UNDER HEALTH AND WELFARE PLANS. (a) Except as otherwise provided in this Article IV, the Zimmer Group shall be liable for all Welfare Claims that are incurred on or after the Distribution Date or the Transition Termination Date, where applicable, under the Health and Welfare Plans or Transition Health and Welfare Plans, where applicable, with respect to Active Zimmer Employees and their beneficiaries and dependents.

                  (b) If either party pays any Welfare Claim that is a Liability of the other party, the responsible party shall reimburse the paying party for all such payments.

                  (c) For purposes of this Section 4.04, a Welfare Claim is incurred when the medical services are rendered and a life insurance Welfare Claim is incurred when the covered employee dies. A Welfare Claim for hospital admission shall be deemed to have been incurred on the date of admission to the hospital, PROVIDED, HOWEVER, that financial responsibility for any costs associated with the hospital confinement of an Active Zimmer Employee shall be assumed by Zimmer immediately following the Transition Termination Date. A long-term disability Welfare Claim or life insurance disability Welfare Claim shall be deemed to have been incurred on the date the condition causing the disability rendered the employee disabled, as determined by the committee or plan administrator making the determination; costs for long-term disability benefits relating to the Welfare Claim shall be included in the Welfare Claim, PROVIDED, HOWEVER, that financial responsibility for all short-term and long-term disability benefits for Active Zimmer Employees shall be assumed by Zimmer immediately following the Transition Period, regardless of when the disability was incurred.

                  (d) Except as otherwise agreed to between Bristol-Myers Squibb and Zimmer, during the Transition Period, Bristol-Myers Squibb shall be responsible for COBRA continuation coverage for Active Zimmer Employees and their "qualified beneficiaries" (as that term is used in Section 4980B of the Code) and any continuation coverage requirements applicable under all other laws and regulations with respect to the Active Zimmer Employees their beneficiaries, and Bristol-Myers Squibb will be responsible for the portability and certification requirements of HIPAA with respect to Active Zimmer Employees and their beneficiaries. Except as otherwise agreed to by Bristol-Myers Squibb and Zimmer, effective as of January 1, 2002, Zimmer shall assume all responsibilities and obligations for COBRA continuation coverage with respect to Active Zimmer Employees and their qualified beneficiaries and any continuation coverage requirements applicable under all other laws and regulations with respect to the Active Zimmer Employees and their beneficiaries, and Zimmer shall assume all responsibilities for the portability and certification requirements of HIPAA with respect to Active Zimmer Employees and their beneficiaries.

                  Section 4.05. POST-RETIREMENT MEDICAL AND LIFE INSURANCE OBLIGATIONS. The Bristol-Myers Squibb Group shall retain all Liabilities, responsibilities and obligations for all post-retirement medical, dental and life insurance benefits under the Bristol-Myers Squibb Plans with respect to Former Zimmer Employees and with respect to Active Zimmer Employees who, as of the Distribution Date are at least age 55 and have at least 10 years of service (as defined in the Bristol-Myers Squibb Retirement Income Plan) with a member of the Bristol-Myers Squibb Group and the Zimmer Group and the Zimmer Group shall have no Liabilities, responsibilities or obligations with respect to such benefits under the Bristol-Myers Squibb Plans. With respect to any individual who is receiving post-retirement benefits under any Bristol-Myers Squibb Plan and who becomes eligible for coverage under Zimmer Plans which provide the same type of benefits as being provided under the Bristol-Myers Squibb Plans, such coverage in the Zimmer Plans shall be the primary coverage with respect to such individuals and their dependants and beneficiaries and Bristol-Myers Squibb can condition the right of the individuals and their respective dependants and beneficiaries to receive post-retirement benefits under the Bristol-Myers
Squibb Plans on such individuals enrolling in the corresponding Zimmer Plans.

                  Section 4.06. HCFA As of the Distribution Date, Zimmer shall assume all Liabilities relating to, arising out of or resulting from claims verified by Zimmer or Bristol-Myers Squibb under the HCFA data match reports that relate to Active Zimmer Employees and their beneficiaries regardless of the date the claim was incurred.

                  Section 4.07. HEALTH AND WELFARE PLAN SUBROGATION RECOVERY. Any amounts recovered by Zimmer through subrogation or otherwise for claims incurred by Active Zimmer Employees or Former Zimmer Employees and their beneficiaries and dependants that were paid or payable under the Bristol-Myers Squibb Health and Welfare Plans or the Transition Health and Welfare Plans shall be paid to Bristol-Myers Squibb.

                  Section 4.08. FMLA AND LEAVE OF ABSENCES. (a) Effective as of the Distribution Date, (i) Zimmer shall adopt Leave of Absence Programs which are identical in all material respects to the Bristol-Myers Squibb Leave of Absence Programs in effect as of the Distribution Date, (ii) Zimmer shall honor all terms and conditions of leaves of absences which have been granted to any Active Zimmer Employee under a Bristol-Myers Squibb Leave of Absence Program maintained by a member of the Bristol-Myers Squibb Group before the Distribution Date, including such leaves that are to commence on or after the Distribution Date, (iii) Zimmer shall be solely responsible for administering leaves of absence and complying with FMLA with respect to Active Zimmer Employees and (iv) Zimmer shall recognize all periods of service of Active Zimmer Employees with the Bristol-Myers Squibb Group and the Zimmer Group, to the extent such service is recognized by Bristol-Myers Squibb for the purpose of eligibility for leave entitlement under Bristol-Myers Squibb Leave of Absence Programs; PROVIDED, HOWEVER, that no duplication of benefits shall, to the extent permitted by law, be required by the foregoing.

                  (b) As soon as administratively practicable after the Distribution Date, Bristol-Myers Squibb shall provide to Zimmer copies of all records pertaining to the Bristol-Myers Squibb Leave of Absence Programs with respect to Active Zimmer Employees to the extent such records have not been previously provided.


                                    ARTICLE V

                                  EQUITY PLANS

                  Section 5.01. ESTABLISHMENT OF ZIMMER STOCK PLANS. Effective as of the Distribution Date, Zimmer shall have in effect Zimmer Stock Plans for the benefit of Active Zimmer Employees. Each Active Zimmer Employee participating in the Bristol-Myers Squibb Stock Plans as of the Distribution Date shall become a participant in the Zimmer Stock Plans as of the Distribution Date. Active Zimmer Employees shall receive credit for all service with the Bristol-Myers Squibb Group and the Zimmer Group prior to the Distribution Date for purposes of eligibility and vesting under the Zimmer Stock Plans.

                  Section 5.02. BRISTOL-MYERS SQUIBB OPTIONS. Effective as of the Distribution Date, each outstanding Bristol-Myers Squibb Option held by Active Zimmer Employees, other than Active Zimmer Employees who are receiving severance payments from a member of the Bristol-Myers Squibb Group or the Zimmer Group on the Distribution Date, whether vested or unvested, shall be assumed by Zimmer and converted into a Zimmer Option, subject to applicable law. Each Bristol-Myers Squibb Option so assumed shall continue to have, and be subject to, the same terms and conditions set forth in the Bristol-Myers Squibb Stock Plans and as provided in the respective option agreements governing such Bristol-Myers Squibb Options as of the Distribution Date, except that (i) the number of shares of Zimmer Common Stock subject to each assumed Bristol-Myers Squibb Option shall equal the number of shares of Bristol-Myers Squibb Common Stock subject to such Bristol-Myers Squibb Option as of the Distribution Date, multiplied by the Ratio, with fractional shares rounded to the nearest whole number of shares of Zimmer Common Stock, (ii) the per share exercise price for the shares of Zimmer Common Stock issuable upon exercise of each assumed Bristol-Myers Squibb Option shall equal the per share exercise price of each assumed Bristol-Myers Squibb Option divided by the Ratio, rounded to the nearest one-hundredth of a cent, and (iii) references to any member of the Bristol-Myers Squibb Group shall be amended to refer to appropriate member of the Zimmer Group. Bristol-Myers Squibb
Options not assumed under this Section 5.02 shall be governed by the Bristol-Myers Squibb Stock Plans.

                  Section 5.03. BRISTOL-MYERS SQUIBB STOCK APPRECIATION RIGHTS. Effective as of the Distribution Date, each outstanding Bristol-Myers Squibb Stock Appreciation Right held by Active Zimmer Employees, other than Active Zimmer Employees who are receiving severance payments from a member of the Bristol-Myers Squibb Group or the Zimmer Group on the Distribution Date, whether vested or unvested, shall be assumed by Zimmer and converted into a Zimmer Stock Appreciation Right, subject to applicable law. Each Bristol-Myers Squibb Stock Appreciation Right so assumed shall continue to have, and be subject to, the same terms and conditions set forth in the Bristol-Myers Squibb Stock Plans as provided in the respective agreements governing such Bristol-Myers Squibb Stock Appreciation Rights as of the Distribution Date, except that (i) the number of shares of Zimmer Common Stock underlying each assumed Bristol-Myers Squibb Stock Appreciation Right shall equal the number of shares of Bristol-Myers Squibb Common Stock underlying such Bristol-Myers Squibb Stock Appreciation Right as of the Distribution Date, multiplied by the Ratio, with fractional shares rounded to the nearest whole number of shares of Zimmer Common Stock, (ii) the per share grant price for the shares of Zimmer Common Stock underlying each assumed Bristol-Myers Squibb Stock Appreciation Right shall equal the per share grant price of each Bristol-Myers Squibb Stock Appreciation Right divided by the Ratio, rounded to the nearest one-hundredth of a cent, and (iii) references to any member of the Bristol-Myers Squibb Group shall be amended to refer to the appropriate member of the Zimmer Group. Bristol-Myers Squibb Stock Appreciation Rights not assumed under this Section 5.03 shall be governed by the Bristol-Myers Squibb Stock Plans.

                                   ARTICLE VI

                            FRINGE AND OTHER BENEFITS

                  Section 6.01. RETENTION BONUS ARRANGEMENTS. The Zimmer Group shall administer and make any and all retention bonus payments required to be made to Active Zimmer Employees pursuant to the retention bonus arrangements of Bristol-Myers Squibb that are applicable to Active Zimmer Employees, as set forth in retention bonus announcements to Active Zimmer Employees dated October 2000 from Charles G. Tharp, including any follow-up correspondence regarding such retention bonus arrangements. As of the Distribution Date, the Zimmer Group shall assume all responsibilities, Liabilities and obligations with respect to such retention bonus payments.

                  Section 6.02. ANNUAL BONUS. As of the Distribution Date, the Zimmer Group shall assume responsibility for, and shall pay, all annual bonuses, including annual incentive bonuses that are payable to Active Zimmer Employees for the year 2001, including bonuses accrued before the Distribution Date under the annual bonus plans of the Bristol-Myers Squibb Group.

                  Section 6.03. VACATION PAY/PAID TIME OFF. As of the Distribution Date, the Zimmer Group shall recognize all the Active Zimmer Employees' accrued and unused vacation benefits consistent with the terms of the vacation policies of Bristol-Myers Squibb applicable to the Active Zimmer Employees as is in effect on the Distribution Date and shall assume or retain Liability for all unpaid vacation pay, sick pay and personal leave accrued by Active Zimmer Employees as of the Distribution Date.

                  Section 6.04. SEVERANCE. Effective as of the Distribution Date, the Zimmer Group shall adopt and maintain Zimmer Severance Plans which shall be identical in all material respects (including the Rule of 70 provisions and six-month minimum severance benefits for certain terminations within 90 days of the Distribution Date, as described in the Bristol-Myers Squibb Severance Plans and other written communications to Active Zimmer Employees) to the Bristol-Myers Squibb Severance Plans as in effect as of the Distribution Date. The Zimmer Group shall assume and be responsible for paying any severance obligations (including termination indemnities, notice liabilities and statutory severance obligations) that are payable as a result of the Distribution, or that are otherwise payable with respect to Active Zimmer Employees on or after the Distribution Date. Each Active Zimmer Employee shall receive credit for all service with a member of the Bristol-Myers Squibb Group and the Zimmer Group prior to the Distribution Date for purposes of eligibility and benefits under the Zimmer Severance Plans.

                  Section 6.05. RELOCATION BENEFITS. Effective as of the Transition Termination Date or such earlier date as Bristol-Myers Squibb and Zimmer may mutually agree, Zimmer shall perform or cause to be performed all obligations of Bristol-Myers Squibb with respect to Active Zimmer Employees' existing relocation arrangements, and the Zimmer Group shall have all rights and obligations of Bristol-Myers Squibb under such relocation arrangements with respect to Active Zimmer Employees.


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

                  Section 6.06. EDUCATIONAL ASSISTANCE PROGRAM. Effective as of the Transition Termination Date or such earlier date as Bristol-Myers Squibb and Zimmer may mutually agree, Zimmer shall provide a Zimmer educational assistance program to Active Zimmer Employees which is substantially similar in all material respects to the Bristol-Myers Squibb Company Educational Assistance Tuition Aid Program. Zimmer shall cease to be a Participating Company in the Bristol-Myers Squibb Company Educational Assistance Tuition Aid Program coincident with Zimmer's establishment of the Zimmer educational assistance program. At such time, any and all outstanding approved reimbursements under the Bristol-Myers Squibb Company Educational Assistance Tuition Aid Program for Active Zimmer Employees shall be made by Zimmer.

                  Section 6.07. ADOPTION ASSISTANCE PROGRAM. Effective as of the Transition Termination Date or such earlier date as Bristol-Myers Squibb and Zimmer may mutually agree, Zimmer shall provide a Zimmer adoption assistance program to Active Zimmer Employees which is substantially similar in all material respects to the Bristol-Myers Squibb Company Adoption Assistance Program. Effective as of the Transition Termination Date or such other date as Bristol-Myers Squibb and Zimmer may mutually agree, the Bristol-Myers Squibb Company Adoption Assistance Program shall cease to provide reimbursement to any Active Zimmer Employees and any and all outstanding approved reimbursements shall be made by Zimmer.

                  Section 6.08. WORKERS' COMPENSATION. Effective as of the Distribution Date, Zimmer shall assume all Liabilities for Active Zimmer Employees related to any and all workers' compensation matters under any law of any state, territory or possession of the U.S. or other country and Zimmer shall be fully responsible for the administration of all such claims. If Zimmer is unable to assume such Liability or the administration of any such claim because of the operation of applicable state law or for any other reason, Zimmer shall fully indemnify Bristol-Myers Squibb for all such Liabilities, including costs of any administration that Zimmer has not been able to assume.

                  Section 6.09. OTHER AGREEMENTS AND BENEFITS. Without limiting the foregoing, as of the Distribution Date, the Zimmer Group shall assume all Liabilities and responsibilities, and shall perform or cause to be performed, all obligations of the Bristol-Myers Squibb Group under the following agreements, programs and policies in effect with respect to Active Zimmer Employees as of the Distribution Date: (i) employment and supplemental benefit agreements with respect to Active Zimmer Employees based in countries outside the United States, (ii) automobile policies, and (iii) statutory benefits applicable to Active Zimmer Employees and their beneficiaries.


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

                                   ARTICLE VII

                                 INDEMNIFICATION

                  Section 7.01. INDEMNIFICATION BY ZIMMER. Without limiting any rights or obligations provided for under the Contribution and Distribution Agreement, Zimmer shall indemnify defend and hold harmless each of the Bristol-Myers Squibb Indemnitees from and against any and all Liabilities of the Bristol-Myers Squibb Indemnitees relating to, arising out of or resulting from the failure of any member of the Zimmer Group to pay, perform or otherwise discharge, any of the employment and employee benefit Liabilities and obligations assumed or retained, and agreements made, by Zimmer pursuant to this Agreement.

                  Section 7.02. INDEMNIFICATION BY BRISTOL-MYERS SQUIBB. Without limiting any rights or obligations provided for under the Contribution and Distribution Agreement, Bristol-Myers Squibb shall indemnify, defend and hold harmless each of the Zimmer Indemnitees from and against any and all Liabilities of the Zimmer Indemnitees relating to, arising out of or resulting from the failure of any member of the Bristol-Myers Squibb Group to pay, perform or otherwise discharge, any of the employment and employee benefit Liabilities and obligations assumed or retained, and agreements made, by Bristol-Myers Squibb pursuant to this Agreement.

                  Section 7.03. INDEMNIFICATION PROCEDURES. The procedures for claiming indemnification, the treatment of insurance proceeds, third-party claims, cumulative remedies with respect to indemnification and the survival of indemnification rights and obligations with respect to this Agreement shall be the same as those provided for under the Contribution and Distribution Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.01 EFFECT IF DISTRIBUTION DOES NOT OCCUR. If the Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Zimmer and Bristol-Myers Squibb.

                  Section 8.02 PARTIES IN INTEREST. Neither of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of each other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

                  Section 8.03 CONSENT OF THIRD PARTIES. If any provision in this Agreement is dependant on the consent of any third party (such as a vendor) and such consent is withheld, Bristol-Myers Squibb and Zimmer shall use their reasonable best efforts to implement the applicable provisions of this Agreement to the fullest extent practicable. If any provision of this Agreement cannot be implemented due to failure of such third party to consent, Bristol-Myers


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

Squibb and Zimmer shall negotiate in good faith to implement the provision in a mutually satisfactory manner. The phrase "reasonable best efforts" as used in this Agreement shall not be construed as to require the incurrence of any non-routine or commercially unreasonable expense or liability or the waiver of any right.

                  Section 8.04 FURTHER ASSURANCES AND CONSENTS. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to (a) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (b) take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party or the business thereof.

                  Section 8.05 NON-SOLICITATION OF EMPLOYEES. Bristol-Myers Squibb and Zimmer each agree not to directly solicit or recruit the other party's employees for a period of one year following the Distribution Date, if such solicitation or recruitment would be disruptive or damaging or would interfere with the operation of business of the other party. Notwithstanding the foregoing, this prohibition on solicitation does not apply to actions taken by a party either: (a) as a result of an employee's affirmative response to a general recruitment effort carried out through a public solicitation or general solicitation, or (b) as a result of an employee's initiative.

                  Section 8.06 SHARING OF PARTICIPANT INFORMATION. The Bristol-Myers Squibb Group and the Zimmer Group shall, subject to applicable laws on confidentiality, share with each other and their respective agents and vendors (without obtaining releases) all participant information necessary for the efficient and accurate administration of each of the Bristol-Myers Squibb Plans and the Zimmer Plans. Bristol-Myers Squibb and Zimmer and their respective authorized agents shall be given, subject to applicable laws on confidentiality, reasonable and timely access to, any may make copies of, all information relating to the subjects of this Agreement in the custody of the other party, to the extent necessary for such administration.

                  Section 8.07 REPORTING AND DISCLOSURE AND COMMUNICATIONS TO PARTICIPANTS. While Zimmer is a Participating Company in the Bristol-Myers Squibb Health and Welfare Plans, Zimmer shall take all actions necessary or appropriate to facilitate the distribution of all Bristol-Myers Squibb Health and Welfare Plan-related communications and materials to employees, participants, and beneficiaries, including, but not limited to, summary plan descriptions and related summaries of material modification, summary annual reports, investment information, prospectuses, notices, and enrollment materials for the Bristol-Myers Squibb Health and Welfare Plans. The Bristol-Myers Squibb Group and the Zimmer Group shall cooperate with each other and take all actions to insure compliance with all reporting and disclosure requirements, including the reporting and disclosure requirements of ERISA, which includes the preparation of Form 5500 annual reports for the Bristol-Myers Squibb Plans and Zimmer Plans, where applicable.

                  Section 8.08 BENEFICIARY DESIGNATIONS. All beneficiary designations made by Active Zimmer Employees for Bristol-Myers Squibb Plans shall be transferred to and be in full force and effect under the corresponding Zimmer Plans until such beneficiary designations are replaced or revoked by the Active Zimmer Employee who made the beneficiary designation.

                  Section 8.09 INCORPORATION OF THE CONTRIBUTION AND DISTRIBUTION AGREEMENT. All provisions of the Contribution and Distribution Agreement and any Ancillary Agreements are hereby incorporated by reference to this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                    BRISTOL-MYERS SQUIBB COMPANY




                                    BY:
                                       -----------------------------------------
                                    Name:
                                    Title:


                                    ZIMMER HOLDINGS, INC.



                                    BY:
                                       -----------------------------------------
                                    Name:
                                    Title:



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